Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SMF Energy Corporation:

We consent to the use of our report dated September 13, 2004, with respect to the consolidated statements of operations, shareholders’ equity, and cash flows of SMF Energy Corporation (formerly known as Streicher Mobile Fueling, Inc.) for the year ended June 30, 2004, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
KPMG LLP

July 16, 2007 Ft. Lauderdale, Florida Certified Public Accountants